SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	May 14, 2013

OVERHILL FARMS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-16699	75-2590292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2727 East Vernon Avenue, Vernon, California 90058
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code	(323) 582-9977

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On May 14, 2013, Overhill Farms, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Bellisio Foods, Inc., a Minnesota corporation (“Parent”), and Bellisio Acquisition Corp., a Nevada corporation and a wholly owned subsidiary of Parent (“Merger Sub”).

The Merger Agreement provides that, subject to the terms and conditions thereof, Merger Sub will be merged with and into the Company (the “Merger”) with the Company continuing as the surviving corporation in the Merger, and, at the effective time of the Merger (the “Effective Time”) each outstanding share of common stock of the Company (other than shares owned by the Company, Parent or Merger Sub, which shall be cancelled and retired) will cease to be outstanding and will be converted into the right to receive $5.00 in cash, without interest (the “Merger Consideration”). In addition, each stock option to purchase a share of the Company’s common stock that is outstanding immediately prior to the Effective Time will become fully vested and converted into the right to receive an amount in cash equal to the Merger Consideration, net of the exercise price.

The Board of Directors of the Company (the “Board”) has (i) determined that the Merger and the other transactions contemplated by the Merger Agreement are fair to and in the best interests of the Company and its stockholders, (ii) adopted, approved and declared advisable the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement and (iii) recommended that the Company’s stockholders vote their shares of Company common stock in favor of adopting and approving the Merger Agreement and the transactions contemplated thereby. Stockholders of the Company will be asked to vote on the adoption of the Merger Agreement at a special meeting of the Company’s stockholders that will be held on a date to be announced. The closing of the Merger is subject to the adoption of the Merger Agreement by the affirmative vote of the holders of at least a majority of all outstanding shares of common stock of the Company (the “Company Stockholder Approval”). In addition to obtaining the Company Stockholder Approval, consummation of the Merger is also subject to various other customary conditions, including, among others, the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the absence of any governmental order prohibiting the consummation of the transactions contemplated by the Merger Agreement, the accuracy of the representations and warranties contained in the Merger Agreement (subject to certain materiality qualifiers), the receipt of certain third party consents and compliance with covenants and agreements in the Merger Agreement in all material respects.

The Company has made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants (1) to conduct its business in the ordinary course during the period between the execution of the Merger Agreement and the Effective Time, (2) not to engage in certain activities between the execution of the Merger Agreement and the Effective Time unless agreed to in writing by Parent, (3) to convene and hold a meeting of its stockholders for the purpose of obtaining the Company Stockholder Approval and (4) subject to certain exceptions, not to withhold, withdraw or modify in a manner adverse to Parent the recommendation of the Board that the Company’s stockholders approve the adoption of the Merger Agreement.

The Merger Agreement provides that the Company and its representatives may not solicit, initiate or encourage any alternative acquisition proposals from third parties. However, if, prior to obtaining Company Stockholder Approval, the Company receives an unsolicited, bona fide acquisition proposal from a third party that the Board has determined in good faith, after consultation with outside counsel and its financial advisors, constitutes or is reasonably likely to lead to a superior proposal (as defined in the Merger Agreement), then the Company may participate in discussions and negotiations with such third party concerning such proposal.

The Merger Agreement contains certain termination rights, including, among others, the right of the Company to terminate the Merger Agreement to accept a superior proposal. If the Merger Agreement is terminated by Parent or the Company upon certain specified conditions (including, among others, as a result of the Company accepting a superior proposal), the Company will be required to pay Parent a termination fee of $2.43 million and reimburse Parent and its affiliates for transaction fees and expenses up to a maximum of $2 million. Upon termination of the Merger Agreement by Parent or the Company upon certain other conditions (including, among others, (i) if the Effective Time has not occurred by November 14, 2013 (the “Outside Date”) (ii) due to a material breach of the Merger Agreement by the Company or (iii) if the Company Stockholder Approval is not obtained at a duly convened special meeting of the Company’s stockholders (including adjournments or postponements thereof), the Company will be required to reimburse Parent and its affiliates for transaction fees and expenses up to a maximum of $2 million (but is not obligated to pay a termination fee).

If the Merger Agreement is terminated due to (i) a failure to obtain the Company Stockholder Approval, (ii) a failure to consummate the Merger by the Outside Date or (iii) the Company’s material breach of the Merger Agreement, and at such time of termination an acquisition proposal was proposed to the Board (and not withdrawn), then, if within 18 months following such termination the Company enters into a definitive agreement to sell a majority of the capital stock or assets of the Company, the Company will be required to pay Parent a termination fee of $2.43 million and reimburse Parent and its affiliates for transaction fees and expenses up to a maximum of $ 2 million (less any expense reimbursement previously paid).

If the Merger Agreement is terminated by the Company due to Parent’s or Merger Sub’s failure to consummate the Merger in breach of the Merger Agreement after all conditions have been satisfied, Parent will be required to pay the Company a termination fee of $2.43 million and reimburse the Company and its affiliates for transaction expenses up to a maximum of $2 million. Upon the termination of the Merger Agreement by the Company due to a material breach of the Merger Agreement by Parent or Merger Sub, Parent will be required to reimburse the Company and its affiliates for transaction fees and expenses up to a maximum of $2 million (but is not obligated to pay a termination fee).

Parent has obtained a debt financing commitment letter from General Electric Capital Corporation (“GECC”) for the purpose of financing the transactions contemplated by the Merger Agreement and paying related fees and expenses. The obligation of GECC to provide debt financing under the debt commitment letter is subject to a number of customary conditions. Consummation of the Merger is not, however, subject to a financing condition.

The foregoing description of the Merger Agreement is qualified in its entirety by the full text of such agreement, which is attached hereto as Exhibit 2.1, and is incorporated by reference herein.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, are solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including, among others, being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 3.03 Material Modification to Rights of Security Holders.

See the description set forth under “Item 1.01—Entry into a Material Definitive Agreement,” which is incorporated by reference into this Item 3.03.

Item 8.01. Other Events.

Press Release

On May 15, 2013, the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Voting Agreements

On May 14, 2013, Parent entered into separate voting agreements with two of the Company’s largest shareholders, Hotchkis and Wiley Capital Management, LLC (“Hotchkis”) and Lord, Abbett & Co. LLC (“Lord”). Each voting agreement is a separate and independent obligation of Hotchkis and Lord, respectively. To the Company’s knowledge, Hotchkis and Lord are not “affiliates” (as such term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and are not part of a “group” (as such term is defined in Section 13(d) of the Exchange Act).

The Company is not a party to either voting agreement, but is entitled to enforce the respective obligations of Hotchkis and Lord thereunder as a third party beneficiary. Each voting agreement may be amended by the parties to each agreement without the consent or approval of the Company.

According to their most recent respective filings with the Securities and Exchange Commission (“SEC”), Hotchkis holds the power to vote approximately 6.6% of the Company’s outstanding shares of common stock and Lord holds the power to vote approximately 10.1% of the Company’s outstanding shares of common stock.

Subject to certain exceptions, the voting agreements place restrictions on the respective rights of Hotchkis and Lord to dispose of shares of the Company’s common stock pending the consummation of the Merger. Pursuant to the voting agreements, Hotchkis and Lord each separately agree to vote (1) in favor of the Merger and the approval of the Merger Agreement and the transactions contemplated thereby, (2) in favor of any other matter reasonably related to the consummation of the Merger, and (3) against any alternative acquisition proposals from third parties.

The voting agreements terminate upon the occurrence of certain events, including, among others, (1) consummation of the Merger in accordance with the terms of the Merger Agreement, (2) termination of the Merger Agreement in accordance with its terms (including, but not limited to, termination by the Company to accept a superior proposal), or (3) a change in form or reduction of the amount of Merger Consideration.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

(d) Exhibits. The following exhibits are filed as part of this report:

2.1*	Agreement and Plan of Merger, dated as of May 14, 2013, by and among Overhill Farms, Inc., Bellisio Foods, Inc., and Bellisio Acquisition Corp.

99.1	Press Release, dated May 15, 2013

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

Additional Information and Where to Find It

In connection with the proposed Merger, the Company will file with the SEC and furnish to the Company’s stockholders a proxy statement. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES TO THE PROPOSED MERGER. Investors and security holders may obtain a free copy of documents filed by the Company with the SEC at the SEC’s website at http://www.sec.gov. In addition, copies of the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act are available free of charge on the Company’s website at www.overhillfarms.com as soon as reasonably practicable after being filed or furnished to the SEC.

The Company and certain of its directors, executive officers, and certain other members of management and employees of the Company may be deemed to be participants in the solicitation of proxies from stockholders of the Company in favor of the proposed Merger. Information about the directors and executive officers of the Company is set forth in the Company’s 2012 Annual Report on Form 10-K filed with the SEC on December 18, 2012. Additional information regarding these individuals and other persons who may be deemed to be participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement and other relevant materials filed by the Company with the SEC in connection with the proposed Merger when they become available.

Forward-Looking Statements

Statements about the expected timing, completion and effects of the proposed Merger and all other statements in this report and the exhibits furnished or filed herewith, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this report and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. The Company may not be able to complete the proposed Merger on the terms described above or other acceptable terms or at all because of a number of factors, including but not limited to (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (2) the failure to obtain stockholder approval or the failure to satisfy other closing conditions, (3) the failure of Parent to obtain the necessary financing arrangements pursuant to the GECC debt financing commitment letter or otherwise, (4) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the Merger (whether or not consummated), and (5) the effect of the announcement of the Merger Agreement and proposed Merger (whether or not consummated) on the ability of the Company to retain and hire key personnel and maintain relationships with its customers, suppliers, operating results and business generally.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements represent the Company’s views as of the date on which such statements were made. The Company anticipates that subsequent events and developments may cause its views to change. However, although the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this report. Additional factors that may affect the business or financial results of the Company are described in the risk factors included in the Company’s filings with the SEC, including the Company’s 2012 Annual Report on Form 10-K, which was filed with the SEC on December 18, 2012, under the heading “Item 1A—Risk Factors,” and later filed quarterly reports on Form 10-Q and Current Reports on Form 8-K, which factors are incorporated herein by reference. The Company expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2013		OVERHILL FARMS, INC.

	By:	/s/	James Rudis
James Rudis,
Chairman, President and
Chief Executive Officer